UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: January 23, 2006 (Date of earliest event reported)
Central Coast Bancorp (Exact name of registrant as specified in its charter)

CA (State or other jurisdiction of incorporation)	0-25418 (Commission File Number)	77-0367061 (IRS Employer Identification Number)

301 Main Street (Address of principal executive offices)		93901 (Zip Code)
(831) 422-6642 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

VIB Corp and Central Coast Bancorp executed the following First Amendment dated January 20, 2006, to the Agreement and Plan of Reorganization by and between VIB Corp and Central Coast Bancorp dated October 12, 2005, in order to change the method of effecting payment to Central Coast Bancorp optionholders under Section 1.08 by deposit of funds directly with Central Coast Bancorp:
“1.	Section 1.07(a) of the Reorganization Agreement is amended to read as follows:

(a)

Before the Closing Date, VIB will deposit in trust with the Paying Agent, amounts sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payment of the Per Share Consideration to Shareholders under Section 1.05(a) hereof. VIB will deliver or will cause the Paying Agent to deliver to CCB written confirmation of this deposit, and this deposit is referred to as the “Payment Fund.”

2.	New Section 1.07(c) to the Reorganization Agreement is added to read as follows:

(c)

Before the Closing Date, VIB will deposit in trust with CCB, amounts sufficient in the aggregate to provide all funds necessary for CCB to make payment of the Option Spread (as defined in Section 1.08) to the holders of vested and unvested CCB stock options under Section 1.08 hereof.

3.	Except as set forth herein, the terms of the Reorganization Agreement shall remain in full force and effect.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Coast Bancorp

Date: January 24, 2006	By:	/s/ Jayme C. Fields

Jayme C. Fields, Senior Vice President and Chief Financial Officer

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